UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Peter V. Hogan Buchalter 1000 Wilshire Boulevard, Suite 1500 Los Angeles, CA 90017 (213) 891-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 6, 2019, Parallax Health Sciences, Inc., a Nevada corporation (the “Company”), executed an Equity Funding (the “Equity Funding”) for 12,000,000 shares of the Company’s restricted common stock (the “Shares) in exchange for cash proceeds of $1,000,000, of which $500,000 is funded immediately in exchange for 6,000,000 Shares at a price of $0.0833 per Share; and $500,000 is to be funded upon an effective S-1 registration statement under the same terms and price per Share, for an additional 6,000,000 Shares.  The Equity Funding includes equal Warrants to purchase Shares at an exercise price of $0.25 per share (the “Warrants”).  In the event the registration statement is not effective within ninety (90) days, the price per Share shall be reduced to $0.0625 per Share, providing an additional 2,000,000 Shares and an additional 2,000,000 Warrants, for a maximum of 14,000,000 Shares and 14,000,000 Warrants issuable under the Equity Funding for total proceeds of $1,000,000.

The Securities Purchase Agreement, Registration Rights Agreement, and Warrant are attached to this Current Report as exhibits 4.1, 4.2, and 4.3, respectively, and incorporated herein by reference. The disclosures set forth in this Section 1.01 are intended to be a summary only and are qualified in their entirety by reference to the exhibits.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures set forth in Item 1.01 are incorporated by into this Item 3.02 by reference. The issuance of the Shares and Warrants were made in reliance on exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, on the basis that the Registrant had a pre-existing relationship with the investor and there was no public offering.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit	Filing Reference
4.1	Securities Purchase Agreement dated May 6, 2019	Filed herewith
4.2	Registration Rights Agreement dated May 6, 2019	Filed herewith
4.3	Warrant dated May 6, 2019	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Dated: May 7, 2019	/s/ Calli R. Bucci
Calli R. Bucci
Chief Financial Officer